UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2016 (July 24, 2016)
____________________________________________________________
TerraForm Power, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.
Item 3.03 Material Modifications to Rights of Security Holders.
On July 24, 2016, the Board of Directors of TerraForm Power, Inc., a Delaware corporation (the “Company”), declared a dividend of one right (a “Right”) for each outstanding share of Class A common stock, par value $0.01 per share (“Class A Common Stock”), of the Company held of record at the close of business on August 4, 2016 (the “Record Time”), or issued thereafter and prior to the Separation Time (as hereinafter defined) and thereafter pursuant to options and convertible or exchangeable securities issued or granted prior to and outstanding at the Separation Time. The Rights will be issued pursuant to a Stockholder Protection Rights Agreement, dated as of July 24, 2016 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”). Each Right entitles its registered holder to purchase from the Company, at or after the Separation Time, one one-hundredth of a share of Participating Preferred Stock, par value $0.01 per share (“Participating Preferred Stock”), which have voting and economic rights similar to those of one share of Class A Common Stock, for $40.00 (the “Exercise Price”), subject to adjustment.
The Rights will be evidenced by the Class A Common Stock certificates (or, in the case of uncertificated shares of Class A Common Stock, by the registration of the associated Class A Common Stock on the Company’s stock transfer books) until the next business day following the earlier of (either, the “Separation Time”) (i) the tenth business day (or such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date on which any Person (as defined in the Rights Agreement) commences a tender or exchange offer which, if consummated, would result in such Person’s becoming an Acquiring Person, as defined below, and (ii) the date of the first event causing a Flip-in Date (as defined below) to occur; provided that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time; and provided further that if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of stock pursuant thereto, such offer shall be deemed never to have been made. A Flip-in Date will occur on any Stock Acquisition Date (as defined below) or such later date and time as the Board of Director of the Company may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred. A Stock Acquisition Date means the first date on which the Company announces that a Person has become an Acquiring Person, which announcement makes express reference to such status as an Acquiring Person. An Acquiring Person is any Person having Beneficial Ownership (as defined in the Rights Agreement) of 15% or more of the outstanding shares of Class A Common Stock, which term shall not include (i) the Company, any subsidiary of the Company or any employee stock ownership or other employee benefit plan of the Company or any subsidiary of the Company, (ii) any Person who is the Beneficial Owner of 15% or more of the outstanding Class A Common Stock at the time of the first public announcement of the adoption of the Rights Agreement and who continuously thereafter is the Beneficial Owner thereof or who shall become the Beneficial Owner of 15% or more of the outstanding Class A Common Stock solely as a result of an acquisition of Class A Common Stock by the Company, until such time as such Person acquires additional Class A Common Stock, other than through a dividend or stock split, aggregating 0.1% or more of the outstanding Class A Common Stock, or any Person who becomes the Beneficial Owner of 15% or more of the outstanding Class A Common Stock solely as a result of the occurrence of a Flip-in Date which has not resulted from the acquisition of Beneficial Ownership of Class A Common Stock by such Person; provided, that such Person (and any group (as such term is used in Rule 13d-5 under the Exchange Act, as such Rule is in effect on the date of the Rights Agreement) of which such Person is a part at the time of the first public announcement of the adoption of the Rights Agreement) will be deemed not to continue to Beneficially Own shares of Class A Common Stock that were Beneficially Owned at the time of the first public announcement of the adoption of the Rights Agreement if and to the extent that, at any time after the first public announcement of the Rights Agreement, (A) such Person converts, exchanges, swaps, sells or otherwise disposes of Beneficial Ownership of any Cash Settled Synthetic Long Position (as defined in the Rights Agreement) held in respect of such shares of Class A Common Stock and concurrently or subsequently acquires Beneficial Ownership of any Class A Common Stock, or otherwise ceases to Constructively Own such shares of Class A Common Stock or (B) such Person or any of such Person’s Affiliates or Associates (x) exercises its right to acquire such shares of Class A Common Stock pursuant to any agreement, arrangement or understanding in place at the time of the first public announcement of the adoption of the Rights Agreement (including any exercise of conversion rights, exchange rights, rights (other than the Rights), rights of first offer or first refusal,  warrants or options), or (y) acquires or enters into a definitive agreement to acquire (whether or not subject to conditions) such shares of Class A Common Stock from any other Person (or any Affiliate or Associate thereof) that is not an Affiliate or Associate of such Person with whom, at the time of the first public announcement of the adoption of the Rights Agreement, such Person has formed or is part of a  group (as such term is used in Rule 13d-5 under the Exchange Act, as such Rule is in effect on the date of the Rights Agreement), in the case of (x) and (y), whether or not such Person is deemed to be the beneficial owner of such shares pursuant to Rule 13d-3 and 13d-5 under the Exchange Act, as such Rules are in effect on the date of the Rights Agreement, prior to any such exercise or acquisition; provided, further, that the exchange of any Class B Units of Terraform Power, LLC (“Terra LLC”) Beneficially Owned by such Person, together with corresponding shares of Class B common stock, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), Beneficially Owned by such Person, for newly issued or existing shares of Class A Common Stock in accordance with the Company’s certificate of incorporation and bylaws and the limited liability company agreement of Terra LLC then in effect shall not result in such Person becoming an Acquiring Person, (iii) any Person who becomes the Beneficial Owner of 15% or more of the outstanding Class A Common Stock without any plan or intent to seek or affect control of the Company if such Person promptly divests sufficient securities such that such 15% or greater Beneficial Ownership ceases or (iv) any Person who Beneficially Owns shares of Class A Common Stock consisting solely of (A) shares acquired pursuant to the grant or exercise of an option granted by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Flip-in Date, (B) shares owned by such Person and its Affiliates and Associates (each as defined in the Rights Agreement) at the time of such grant and (C) shares, amounting to less than 1% of the outstanding Class A Common Stock, acquired by Affiliates and Associates of such Person after the time of such grant. Except as otherwise provided above, Beneficial Ownership includes, solely for purposes of determining whether any Person is an Acquiring Person, Constructive Ownership (as defined in the Rights Agreement) of shares in respect of which a Person has a Synthetic Long Position (as defined in the Rights Agreement). In no event will SunEdison, Inc. (“SunEdison”), any of its controlled Affiliates or any Person acquiring, directly or indirectly, control of SunEdison be an Acquiring Person.
The Rights Agreement provides that, until the Separation Time, the Rights will be transferred with and only with the Class A Common Stock. Class A Common Stock certificates issued after the Record Time but prior to the Separation Time (or the registration of Class A Common Stock in the Company’s stock transfer books with respect to uncertificated shares) shall evidence one Right for each share of Class A Common Stock represented thereby and such Certificates (or confirmation of registration with respect to uncertificated shares) shall contain a legend incorporating by reference the terms of the Rights Agreement (as such may be amended from time to time). Notwithstanding the absence of the aforementioned legend, certificates evidencing shares of Class A Common Stock outstanding at the Record

Time (or registration) shall also evidence one Right for each share of Class A Common Stock evidenced thereby. Promptly following the Separation Time, separate certificates evidencing the Rights (“Rights Certificates”) will be delivered to holders of record of Class A Common Stock at the Separation Time.
The Rights will not be exercisable until the Separation Time. The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the date on which the Rights are redeemed as described below, (iii) the close of business on the date of the first annual stockholders meeting of the Company to be held on or after January 1, 2017, unless the term is extended by the Board of Directors with the approval of the stockholders holding a majority of voting power of the Company’s shares of Common Stock then outstanding, in which event the Rights will expire at such time designated by Board of Directors with such stockholder approval, but in no event later than the third anniversary of the adoption of the Rights Agreement, (iv) the date of a merger of the Company into another corporation that does not constitute a Flip-over Transaction or Event, as defined below, or (v) immediately prior to the acquisition by one or more persons, directly or indirectly, by means of a negotiated transaction or series of related transactions involving SunEdison, including through any reorganization, acquisition or other transaction resulting in a change of control of SunEdison, of all or substantially all of the shares of Common Stock Beneficially Owned by SunEdison.

The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Class A Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of Class A Common Stock or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Class A Common Stock.
In the event that prior to the Expiration Time (as defined in the Rights Agreement) a Flip-in Date occurs, unless the Board of Directors, with the prior written approval of holders of a majority of the shares of Class B Common Stock, determines otherwise, and provided that the Acquiring Person does not Beneficially Own more than 50% of the outstanding shares of Class A Common Stock, each Right will be automatically exchanged for one share of Class A Common Stock (other than the Rights Beneficially Owned by the Acquiring Person or any Affiliate or Associate thereof, which Rights shall become void), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the “Exchange Ratio”). Immediately upon the public announcement contemplated by the definition of Stock Acquisition Date (the “Exchange Time”), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Class A Common Stock equal to the Exchange Ratio. If the Board of Directors determines, with the prior written approval of holders of a majority of the shares of Class B Common Stock, not to have the exchange occur, the Company shall take such action as shall be necessary to ensure and provide that each Right (other than Rights Beneficially Owned by the Acquiring Person or any Affiliate or Associate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon the exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of Class A Common Stock of the Company having an aggregate Market Price (as defined in the Rights Agreement), on the Stock Acquisition Date that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash (or, at the Company’s option, in shares of Class A Common Stock) equal to the then current Exercise Price. Whenever the Company shall become obligated, as described in the preceding paragraph, to issue shares of Class A Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Participating Preferred Stock, at a ratio of one one-hundredth of a share of Participating Preferred Stock for each share of Class A Common Stock so issuable.
In the event that prior to the Expiration Time the Company enters into an agreement with respect to, consummates or permits to occur a transaction or series of transactions after a Flip-in Date in which, directly or indirectly, (i) the Company shall consolidate or merge or participate in a statutory share exchange with any other Person if, immediately prior to the consolidation, merger or share exchange or at the time the Company enters into an agreement with respect to such consolidation, merger or statutory share exchange, the Acquiring Person controls the Board of Directors of the Company or is the Beneficial Owner of 50% or more of the outstanding shares of Class A Common Stock and either (A) any term of or arrangement concerning the treatment of shares of capital stock in such merger, consolidation or statutory share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of Class A Common Stock or (B) the Person with whom such transaction or series of transactions occurs is the Acquiring Person or its Associate or Affiliate or (ii) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value) or (B) generating more than 50% of the operating income or cash flow, of the Company and its subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly owned subsidiaries) or to two or more such Persons which are affiliated or otherwise acting in concert, if, at the time the Company (or any such subsidiary) enters into an agreement with respect to such sale or transfer, the Acquiring Person controls the Board of Directors of the Company (a “Flip-over Transaction or Event”), the Company shall not enter into, consummate or permit to occur such Flip-over Transaction or Event unless and until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event or the parent corporation thereof (the “Flip-over Entity”), for the benefit of the holders of the Rights, providing that, upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of common stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to the Rights Agreement. For purposes of the foregoing description, the term “Acquiring Person” shall include any Acquiring Person and its Affiliates and Associates counted together as a single Person.
The Board of Directors of the Company may, at its option, at any time prior to the Flip-in Date, redeem all (but not less than all) the then outstanding Rights at a price of $.01 per Right (the “Redemption Price”), as provided in the Rights Agreement. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash for each Right so held.
The Board of Directors of the Company may, at its option, at any time prior to the Flip-in Date, amend the Plan in any respect. Thereafter, the Board may only amend the Plan in any respect not materially adverse to Rights holders generally.
If the Company, not earlier than 40 business days nor later than 80 business days following the commencement of a Qualified Offer within the meaning of Rule 14d-2(a) under the Securities Exchange Act of 1934, as amended, which has not been terminated prior thereto and which continues to be a Qualified Offer (as defined below) has not redeemed or exchanged the Rights, and receives a written notice (the “Special Meeting Notice”) that is properly executed by the holders of record (or their duly authorized proxy) of at least ten percent (10%) of the shares of Class A Common Stock of the Company or of the voting power of the shares of Common Stock of the Company, in each case, then outstanding (other than shares of Class A Common Stock held by the offeror or its Affiliates and Associates) directing the

Board of Directors to submit to a vote of stockholders at a special meeting of the stockholders of the Company (a “Special Meeting”) a resolution authorizing the redemption of all, but not less than all, of the then outstanding Rights at the Redemption Price (the “Redemption Resolution”), then the Board of Directors shall take such actions as are necessary or desirable to cause the Redemption Resolution to be so submitted to a vote of stockholders by including a proposal relating to adoption of the Redemption Resolution in the proxy materials of the Company for the Special Meeting, such meeting to be held within 90 days of the Company’s receipt of the Special Meeting Notice. If no Person has become an Acquiring Person immediately prior to the consummation of the Qualified Offer, and the Qualified Offer continues to be a Qualified Offer and either (A) the Special Meeting is not held on or prior to the 90th business day following receipt of the Special Meeting Notice (other than in the event such Special Meeting is not held because of the absence of a quorum due to the failure SunEdison to be present or represented at such Special Meeting), or (B) at the Special Meeting, the holders of at least a majority of the voting power of the shares of Common Stock and a majority of the shares of Class A Common Stock, in each case, outstanding and entitled to vote as of the record date for the Special Meeting, not giving effect to any affirmative votes cast by the offeror or any of its Affiliates or Associates, shall vote in favor of the Redemption Resolution (and the results of the vote are certified as official by the appointed inspectors of election for the Special Meeting), then all of the Rights shall be deemed redeemed by such failure to hold the Special Meeting or as a result of such stockholder action, as the case may be, at the Redemption Price, or the Board of Directors shall take such other action as would prevent the existence of the Rights from interfering with the consummation of the Qualified Offer, effective immediately prior to the consummation of the Qualified Offer, if, and only if, the Qualified Offer is consummated within 60 days after either (x) the close of business on the 90th business day following receipt of the Special Meeting Notice if a Special Meeting is not held on or prior to such date or (y) the date on which the results of the vote on the Redemption Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting, as the case may be. A “Qualified Offer” means a fully financed all-cash tender offer or an exchange offer offering common stock of the offeror or an combination thereof for any and all outstanding Class A Common Stock of the Company meeting certain conditions, including that it must have commenced within the meaning of Rule 14d-2(a) under the Securities Exchange Act of 1934, as amended from time to time; must not result in a Board-retained investment bank rendering an opinion to the Board that the consideration in the offer is either unfair or inadequate; must not be conditioned on any financing, funding, due diligence or similar condition; must be accompanied by an irrevocable written commitment of the offeror that the offer will remain open for at least 40 business days (and at least 10 business days following a special meeting of stockholders held to vote on redeeming the Rights or, if the special meeting has not been held, the end of the 90 business day period in which the special meeting should have been held); must be conditioned on a minimum of at least 50% of the outstanding shares of Class A Common Stock (other than shares of Class A Common Stock held by the offeror or its Affiliates and Associates); and must be accompanied by a commitment by the offeror to consummate as promptly as practicable upon successful completion of the offer a second step transaction whereby all shares of Common Stock not tendered into the offer will be acquired for the same amount and form of consideration per share actually paid pursuant to the offer.
The holders of Rights will, solely by reason of their ownership of Rights, have no rights as stockholders of the Company, including, without limitation, the right to vote or to receive dividends.
The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 15% or more of the Class A Common Stock unless the Rights are first redeemed, or the Rights Agreement terminated, by the Board of Directors of the Company. Nevertheless, the Rights should not interfere with a transaction that is in the best interests of the Company and its stockholders because the Rights can be redeemed, or the Rights Agreement terminated, on or prior to the Flip-in Date, before the consummation of such transaction.

Any issuance of shares of Class A Common Stock as a result of any exchange, exercise or redemption of Rights in accordance with the terms of the Rights Agreement will be accompanied by the issuance to the Company of an equal number of Class A Units in Terra LLC in accordance with the Amended and Restated Limited Liability Company Agreement for Terra LLC (the “LLC Agreement”). Upon any such issuance of Class A Units, given that the Class A Units will be issued for less than their fair market value, an equitable adjustment is required to be made in accordance with the terms of the LLC Agreement to protect the Class B Units in Terra LLC from dilution. In addition, proportionate adjustments need to be made to the Target Distributions (as defined in the LLC Agreement) and any arrearages on Class A Units in connection with any issuance of Class A Units as a result of any exchange, redemption or exercise of Rights under the Rights Agreement. On June 24, 2016, the Company, in its capacity as Managing Member of Terra LLC, adopted an amendment to the LLC Agreement (the “LLC Agreement Amendment”) clarifying the manner in which it will make the adjustments required by the LLC Agreement.

The equitable adjustment required in respect of Class B Units will be made by issuing additional Class B Units in Terra LLC to holders of Class B Units outstanding as of the Separation Time (or, if earlier, as of the Exchange Time or Redemption Time (each as defined in the Rights Agreement)) according to an anti-dilution formula which looks at all Class A Units outstanding following the issuance of Class A Units as a result of any exchange, redemption or exercise of Rights under the Rights Agreement, as compared to the Class A Units outstanding prior to such issuance (as of the Flip-in Date, Exchange Time or Redemption Time, as the case may be), increased, in the case where the Rights are exercised, by the number of Class A Units that could have been purchased at fair market value with the aggregate Exercise Price paid in connection with such exercise. Simultaneously with the issuance of additional Class B Units in Terra LLC, the Company will issue an equal number of shares of Class B Common Stock to the recipients of such additional Class B Units, thereby maintaining the parity between the shares of Class B Common Stock in the Company and the Class B Units in Terra LLC. The Target Distributions and any arrearages on Class A Units will be proportionally adjusted by adjusting the Minimum Quarterly Distribution (as defined in the LLC Agreement) which will be in effect following any such issuance of Class A Units by the same anti-dilution factor.
As of July 20, 2016 there were 91,504,267 shares of Class A Common Stock issued (of which 91,361,593 shares were outstanding and 142,674 shares were held in treasury) and 2,371,570 shares reserved for issuance pursuant to employee benefit plans and securities convertible, exchangeable or redeemable into shares of Class A Common Stock. As long as the Rights are attached to the Class A Common Stock, the Company will issue one Right with each new share of Class A Common Stock so that all such shares will have Rights attached.
The Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock) and the LLC Agreement Amendment are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights and of the adjustments to be made under the LLC Agreement in connection with the exchange or redemption of the Rights is qualified in its entirety by reference to the Rights Agreement, including the exhibits thereto, and the LLC Agreement Amendment.
Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1
Stockholder Protection Rights Agreement, dated as of July 24, 2016, between TerraForm Power, Inc. and Computershare Trust Company, N.A., as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock of the Company.

10.1	Fourth Amendment to the Amended and Restated Limited Liability Company Agreement of TerraForm Power, LLC, dated as of July 24, 2016.
99.1	Press release, dated July 25, 2016, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

Date: July 25, 2016	By:	/s/ Peter Blackmore
	Name:	Peter Blackmore
	Title:	Chairman and Interim Chief Executive Officer

Exhibit Index

Exhibit No.	Description
4.1
Stockholder Protection Rights Agreement, dated as of July 24, 2016, between TerraForm Power, Inc. and Computershare Trust Company, N.A., as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock of the Company.

10.1	Fourth Amendment to the Amended and Restated Limited Liability Company Agreement of TerraForm Power, LLC, dated as of July 24, 2016.
99.1	Press release, dated July 25, 2016, issued by the Company.